EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS THIRD QUARTER NET INCOME OF $24.4 MILLION
AND RETURN ON ASSETS OF 1.05%

CHICAGO, October 17, 2013 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2013 third quarter net income of $24.4 million.

"I am pleased with our performance in the third quarter, which continued to be driven by strong fee income and low credit costs," stated Mitchell Feiger, President and Chief Executive Officer of the Company. "Even as we continued to make investments in new products and services, our annualized return on assets was 1.07% for the first nine months of 2013, an increase from 0.93% for the same period in 2012. In addition, year-to-date net income available to common stockholders increased 18% and core non-interest income increased 27% compared to the first nine months of 2012."

	3Q13	2Q13	Change from 2Q13 to 3Q13	3Q12	Change from 3Q12 to 3Q13
(dollars in thousands, except per share data)
Net income	$24,400	$25,293	-3.5%	$23,133	+5.5%
Fully diluted earnings per share	0.44	0.46	-4.3	0.42	+4.8

Results for the third quarter of 2013 reflected $1.8 million in legal and professional costs related to the pending merger with Taylor Capital Group, Inc.

Net income, net income available to common stockholders and fully diluted earnings per share increased in the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012 as follows:

	Nine Months Ended		Change
	September 30,		from 2012
	2013	2012	to 2013
(dollars in thousands, except per share data)
Net income	$74,599	$66,362	+12.4%
Net income available to common stockholders	74,599	63,093	+18.2
Fully diluted earnings per share	1.36	1.16	+17.2

Key items include:

Overall Fee Income Remains Strong:

	3Q13	2Q13	Change from 2Q13 to 3Q13	3Q12	Change from 3Q12 to 3Q13
Core non-interest income:
Key fee initiatives:
Capital markets and international banking service fees	$972	$939	+4%	$1,400	-31%
Commercial deposit and treasury management fees	6,327	6,029	+5%	5,860	+8%
Lease financing, net	14,070	15,102	-7%	9,671	+45%
Trust and asset management fees	4,799	4,874	-2%	4,428	+8%
Card fees	2,745	2,735	—%	2,388	+15%
Total key fee initiatives	28,913	29,679	-3%	23,747	+22%

Other non-interest income	8,334	9,225	-10%	8,120	+3%
Total core non-interest income	37,247	38,904	-4%	31,867	+17%

Total non-core non-interest income	(331)	2,050	-116%	(3,314)	-90%
Total non-interest income	$36,916	$40,954	-10%	$28,553	+29%

•
Revenues from key fee initiatives decreased 3% compared to the second quarter of 2013, as leasing revenues can vary from quarter-to-quarter, and declined from high levels in the first half of 2013. Excluding leasing, revenues from key fee initiatives increased approximately 2% from the prior quarter.

•
Revenues from key fee initiatives increased 22% compared to the third quarter of 2012, primarily as a result of an increase in leasing revenues. This increase was driven by the addition of Celtic Leasing Corp. ("Celtic"), a leasing subsidiary we acquired in December 2012, which contributed $6 million in leasing revenues during the third quarter of 2013. In addition, there was meaningful growth in commercial deposit and treasury management fees, trust and asset management fees and card fees from the third quarter of 2012.

•	Core non-interest income to total revenues ratio was 33.5% in the third quarter compared to 35.0% in the prior quarter and 29.5% in the third quarter of 2012.

Net Interest Margin Increased from Prior Quarter:

•
Fully taxable equivalent net interest margin was 3.66% for the third quarter of 2013 compared to 3.61% for the prior quarter and 3.67% for the third quarter of 2012. The increase from the second quarter of 2013 was primarily due to an increase in the yield on loans and taxable investment securities, and a reduction in cost of funds.

•
Net interest income increased compared to the prior quarter as a result of an extra day in the quarter and a higher net interest margin. Compared to the third quarter of 2012, net interest income declined due to lower average interest earning asset balances, primarily as a result of a decrease in covered loans.

Non-Performing Loans, Potential Problem Loans and Non-Performing Assets Improved During the Quarter:

	3Q13	2Q13	Change from 2Q13 to 3Q13	3Q12	Change from 3Q12 to 3Q13

Non-performing loans	$102,452	$115,248	-11.10%	$105,283	-2.69%
Potential problem loans (1)	96,405	131,746	-26.83%	134,289	-28.21%
Non-performing loans to total loans	1.83%	2.03%	-0.20%	1.87%	-0.04%
Non-performing assets to total assets	1.45	1.59	-0.14	1.56	-0.11
Net loan charge-offs (recoveries) to average loans - annualized	0.18	(0.02)	+0.20	(0.64)	+0.82

Credit costs:
Provision for credit losses	$(3,304)	$500		$(13,000)
Net loss (gain) recognized on other real estate owned	791	(2,015)		3,938
Net credit costs	$(2,513)	$(1,515)		$(9,062)

(1) We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.

Provision for credit losses was negative during the quarter due to the improvements in credit quality noted above as well as improved collateral positions on several impaired loans.

Continued Healthy Return on Assets During the Quarter and for the Nine Months Ended September 30, 2013:

	3Q13	2Q13	Change from 2Q13 to 3Q13	3Q12	Change from 3Q12 to 3Q13
Annualized return on average assets	1.05%	1.09%	-0.04%	0.97%	+0.08%
Annualized return on average common equity	7.46	7.82	-0.36	7.38	+0.08
Annualized cash return on average tangible common equity	11.74	12.31	-0.57	11.29	+0.45

	Nine Months Ended		Change
	September 30,		from 2012
	2013	2012	to 2013
Annualized return on average assets	1.07%	0.93%	+0.14%
Annualized return on average common equity	7.72	6.87	+0.85
Annualized cash return on average tangible common equity	12.19	10.66	+1.53

Taylor Capital Group, Inc. Pending Merger Update:

•	Regulatory applications have been filed with the Federal Reserve and OCC.

•	Form S-4 registration statement has been filed with the SEC.

•	Transition and integration planning is progressing as expected.

•	Merger related costs of approximately $1.8 million were included in the third quarter statement of income primarily related to fairness opinion, legal and consulting expenses.

Increase in Quarterly Dividend:

•	On August 28, 2013, our Board of Directors approved a quarterly cash dividend of $0.12 per share, an increase from $0.10 per share paid in recent prior quarters.

RESULTS OF OPERATIONS

Third Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis increased $1.7 million from the second quarter of 2013 due to one additional day in the quarter (approximately $800 thousand) and an improvement in our net interest margin (approximately $1.0 million). Our net interest margin on a fully tax equivalent basis for the third quarter of 2013 increased five basis points compared to the second quarter of 2013. The increase in net interest margin in the third quarter of 2013 was primarily due to an increase in yields on loans and taxable investment securities as well as a reduction in cost of funds.

Net interest income on a fully tax equivalent basis decreased $2.5 million from the third quarter of 2012 due to lower average earning asset balances, primarily as a result of a decrease in covered loans.

Net interest income on a fully tax equivalent basis decreased $17.2 million in the nine months ended September 30, 2013 compared to the same period in 2012.  The decrease from the nine months ended September 30, 2012 was due to lower average earning asset balances (primarily as a result of a decrease in covered loans) as well as a decline in net interest margin. Our net interest margin, on a fully tax equivalent basis, declined to 3.62% for the nine months ended September 30, 2013 compared to 3.79% for the same period in 2012. The decrease in the margin during 2013 was primarily due to a decrease in yields on loans and investment securities, partially offset by lower cost of funds.

See the supplemental net interest margin tables for further detail.

Non-interest Income (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Core non-interest income:
Key fee initiatives:
Capital markets and international banking service fees	$972	$939	$808	$2,386	$1,400	$2,719	$2,700
Commercial deposit and treasury management fees	6,327	6,029	5,966	6,095	5,860	18,322	17,541
Lease financing, net	14,070	15,102	16,263	12,419	9,671	45,435	23,963
Trust and asset management fees	4,799	4,874	4,494	4,623	4,428	14,167	13,367
Card fees	2,745	2,735	2,695	2,505	2,388	8,175	6,863
Total key fee initiatives	28,913	29,679	30,226	28,028	23,747	88,818	64,434

Loan service fees	1,427	1,911	1,011	2,436	1,075	4,349	3,409
Consumer and other deposit service fees	3,648	3,593	3,246	3,655	3,786	10,487	10,773
Brokerage fees	1,289	1,234	1,157	1,088	1,185	3,680	3,704
Increase in cash surrender value of life insurance	851	842	844	893	890	2,537	2,677
Accretion of FDIC indemnification asset	64	100	143	154	204	307	901
Net gain on sale of loans	177	506	639	822	575	1,322	1,503
Other operating income	878	1,039	955	1,325	405	2,872	2,967
Total core non-interest income	37,247	38,904	38,221	38,401	31,867	114,372	90,368

Non-core non-interest income: (1)
Net gain (loss) on investment securities	1	14	(1)	311	281	14	244
Net loss on sale of other assets	—	—	—	(905)	(12)	—	(37)
Net gain (loss) recognized on other real estate owned (A)	(754)	2,130	(319)	(1,848)	(4,151)	1,057	(12,655)
Net (loss) gain recognized on other real estate owned related to FDIC transactions (A)	(37)	(115)	(11)	222	213	(163)	(3,313)
Increase in market value of assets held in trust for deferred compensation (B)	459	21	483	104	355	963	707
Total non-core non-interest income	(331)	2,050	152	(2,116)	(3,314)	1,871	(15,054)

Total non-interest income	$36,916	$40,954	$38,373	$36,285	$28,553	$116,243	$75,314

(1)
Letter denotes the corresponding line item where this non-core non-interest income item resides in the consolidated statements of income as follows:  A – Net loss recognized on other real estate owned, B – Other operating income.

Core non-interest income for the third quarter of 2013 decreased approximately 4% from the second quarter of 2013.

•
Net lease financing revenue decreased during the third quarter primarily due to a decrease in fees related to equipment maintenance contracts. As noted in prior quarters, remarketing gains and fees from the sale of equipment maintenance contracts can fluctuate from quarter to quarter.

Core non-interest income for the nine months ended September 30, 2013 rose 27% compared to the nine months ended September 30, 2012.

•
Net lease financing income increased as a result of increased remarketing gains and fees from the sale of equipment maintenance contracts as well as the impact of leasing revenues attributable to Celtic (approximately $19 million).

•	Card fee income increased due to fees earned on prepaid, debit and credit cards.

Non-interest Expense (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Core non-interest expense:
Salaries and employee benefits	$44,459	$43,888	$43,031	$42,934	$41,728	$131,378	$121,951
Occupancy and equipment expense	8,797	9,408	9,404	8,774	8,274	27,609	27,032
Computer services and telecommunication expense	4,870	4,617	3,887	4,160	3,777	13,374	11,339
Advertising and marketing expense	1,917	2,167	2,103	2,335	1,936	6,187	5,848
Professional and legal expense	1,408	1,353	1,295	1,640	1,554	4,056	4,470
Other intangible amortization expense	1,513	1,538	1,544	1,251	1,251	4,595	3,759
Other real estate expense, net	240	193	139	449	874	572	2,541
Other operating expenses	10,052	9,083	9,213	8,027	7,976	28,348	24,243
Total core non-interest expense	73,256	72,247	70,616	69,570	67,370	216,119	201,183

Non-core non-interest expense: (1)
Merger related expenses (A)	1,759	—	—	—	—	1,759	—
Branch impairment charges	—	—	—	1,432	758	—	758
Prepayment fees on interest bearing liabilities	—	—	—	—	12,682	—	12,682
Increase in market value of assets held in trust for deferred compensation (B)	459	21	483	104	355	963	707
Total non-core non-interest expense	2,218	21	483	1,536	13,795	2,722	14,147

Total non-interest expense	$75,474	$72,268	$71,099	$71,106	$81,165	$218,841	$215,330

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows:  A – Professional and legal and other operating expenses, B – Salaries and employee benefits.

Core non-interest expense increased by $1.0 million (+1%) from the second quarter of 2013 to the third quarter of 2013.

•	Salaries and employee benefits increased due to one additional day in the third quarter.

•	Occupancy and equipment expense decreased due to lower real estate taxes.

Core non-interest expense increased by $14.9 million (+7%) from the nine months ended September 30, 2012 to the nine months ended September 30, 2013.

•	Salaries and employee benefits increased due to annual salary increases and the impact of Celtic.

•	Other operating expenses were higher as a result of an increase in the clawback liability related to our loss share agreements with the FDIC recorded during the first nine months of 2013.

•	Computer services and telecommunication expenses increased due primarily to an increase in spending on storage, security and investment in our key fee initiatives.

•	Other real estate expense decreased due to fewer OREO properties in 2013.

•	Other intangible amortization expense increased due to the impact of Celtic.

Non-core non-interest expense for the third quarter of 2013 increased from the preceding quarter primarily due to merger related expenses incurred related to fairness opinion, legal and consulting expenses. Non-core non-interest expense in the nine months ended September 30, 2012 was impacted by the $12.7 million in prepayment fees related to the early redemption of interest bearing liabilities.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	9/30/2013		6/30/2013		3/31/2013		12/31/2012		9/30/2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,169,009	21%	$1,198,862	21%	$1,207,638	21%	$1,220,472	21%	$1,073,981	19%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,468,814	26%	1,422,901	25%	1,347,666	24%	1,303,020	23%	1,219,361	22%
Commercial real estate	1,638,368	29%	1,710,964	30%	1,743,329	30%	1,761,832	30%	1,770,261	31%
Construction real estate	136,146	2%	121,420	2%	101,581	2%	110,261	2%	149,872	3%
Total commercial related credits	4,412,337	78%	4,454,147	79%	4,400,214	77%	4,395,585	76%	4,213,475	75%
Other loans:
Residential real estate	311,256	6%	305,710	5%	312,804	5%	314,359	5%	308,866	5%
Indirect vehicle	257,740	5%	242,964	4%	220,739	4%	208,633	4%	206,973	3%
Home equity	274,484	5%	281,334	5%	291,190	5%	305,186	5%	314,718	6%
Consumer loans	57,418	1%	75,476	1%	81,932	2%	93,317	2%	84,651	2%
Total other loans	900,898	17%	905,484	16%	906,665	16%	921,495	16%	915,208	16%
Gross loans excluding covered loans	5,313,235	95%	5,359,631	95%	5,306,879	93%	5,317,080	92%	5,128,683	91%
Covered loans (1)	273,497	5%	308,556	5%	400,789	7%	449,850	8%	496,162	9%
Total loans	$5,586,732	100%	$5,668,187	100%	$5,707,668	100%	$5,766,930	100%	$5,624,845	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

ASSET QUALITY

The following table presents a summary of classified assets (excluding loans held for sale, credit-impaired loans and OREO that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Non-performing loans:
Non-accrual loans (1)	$102,042	$112,926	$108,765	$115,387	$104,813
Loans 90 days or more past due, still accruing interest	410	2,322	5,193	1,599	470
Total non-performing loans	102,452	115,248	113,958	116,986	105,283
OREO	31,356	32,993	31,462	36,977	42,427
Repossessed assets	861	749	757	773	113
Total non-performing assets	134,669	148,990	146,177	154,736	147,823
Potential problem loans (2)	96,405	131,746	115,451	111,553	134,289
Total classified assets	$231,074	$280,736	$261,628	$266,289	$282,112

Total allowance for loan losses	$118,031	$123,685	$121,802	$124,204	$121,182
Accruing restructured loans (3)	29,911	28,270	21,630	21,256	17,929
Total non-performing loans to total loans	1.83%	2.03%	2.00%	2.03%	1.87%
Total non-performing assets to total assets	1.45	1.59	1.56	1.62	1.56
Allowance for loan losses to non-performing loans	115.21	107.32	106.88	106.17	115.10

(1)
Includes $18.5 million, $20.9 million, $26.3 million, $28.4 million and $27.1 million of restructured loans on non-accrual status at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management. The decrease in potential problem loans in the third quarter of 2013 related primarily to payments on several loans.

(3)
Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated. The increase in accruing restructured loans in the second quarter of 2013 was primarily a result of non-accrual loans upgraded to accrual status due to continued performance.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Commercial and lease	$22,293	$25,968	$22,247	$25,517	$22,648
Commercial real estate	54,276	62,335	57,604	59,508	55,387
Construction real estate	496	519	1,025	1,028	1,225
Consumer related	25,387	26,426	33,082	30,933	26,023
Total non-performing loans	$102,452	$115,248	$113,958	$116,986	$105,283

The following table represents a summary of OREO (excluding OREO related to assets acquired in FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Balance at the beginning of quarter	$32,993	$31,462	$36,977	$42,427	$49,690
Transfers in at fair value less estimated costs to sell	1,846	3,503	711	1,811	63
Capitalized OREO costs	45	8	—	505	978
Fair value adjustments	(741)	1,170	(349)	(1,982)	(4,648)
Net (losses) gains on sales of OREO	(13)	960	30	134	497
Cash received upon disposition	(2,774)	(4,110)	(5,907)	(5,918)	(4,153)
Balance at the end of quarter	$31,356	$32,993	$31,462	$36,977	$42,427

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Allowance for credit losses, balance at the beginning of period	$125,497	$124,733	$128,279	$124,926	$128,840	$128,279	$135,975
Provision for credit losses	(3,304)	500	—	1,000	(13,000)	(2,804)	(9,900)
Charge-offs:
Commercial loans	1,686	433	911	343	75	3,030	2,065
Commercial loans collateralized by assignment of lease payments (lease loans)	—	—	—	1	—	—	1,720
Commercial real estate loans	1,236	1,978	1,917	2,965	2,994	5,131	8,412
Construction real estate	26	747	82	56	71	855	3,951
Residential real estate	713	399	962	1,068	474	2,074	1,876
Home equity	437	1,323	787	1,394	1,209	2,547	3,157
Indirect vehicle	572	629	729	623	433	1,930	1,636
Consumer loans	485	451	565	485	332	1,501	864
Total charge-offs	5,155	5,960	5,953	6,935	5,588	17,068	23,681
Recoveries:
Commercial loans	579	777	452	745	306	1,808	2,730
Commercial loans collateralized by assignment of lease payments (lease loans)	—	987	144	6,260	111	1,131	460
Commercial real estate loans	966	3,647	740	871	12,893	5,353	16,116
Construction real estate	420	131	276	561	752	827	1,458
Residential real estate	48	199	214	271	8	461	230
Home equity	228	100	114	248	303	442	423
Indirect vehicle	372	324	415	261	224	1,111	835
Consumer loans	74	59	52	71	77	185	280
Total recoveries	2,687	6,224	2,407	9,288	14,674	11,318	22,532
Total net charge-offs (recoveries)	2,468	(264)	3,546	(2,353)	(9,086)	5,750	1,149
Allowance for credit losses	119,725	125,497	124,733	128,279	124,926	119,725	124,926
Allowance for unfunded credit commitments	(1,694)	(1,812)	(2,931)	(4,075)	(3,744)	(1,694)	(3,744)
Allowance for loan losses	$118,031	$123,685	$121,802	$124,204	$121,182	$118,031	$121,182

Total loans, excluding loans held for sale	$5,586,732	$5,668,187	$5,707,668	$5,766,930	$5,624,845	$5,586,732	$5,624,845
Average loans, excluding loans held for sale	5,555,036	5,628,415	5,668,359	5,604,837	5,630,232	5,616,855	5,714,657
Ratio of allowance for loan losses to total loans, excluding loans held for sale	2.11%	2.18%	2.13%	2.15%	2.15%	2.11%	2.15%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.18	(0.02)	0.25	(0.17)	(0.64)	0.14	0.03

The following table presents the three elements of our allowance for loan losses (dollars in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Commercial related loans:
General reserve	$87,112	$87,836	$92,433	$91,745	$95,586
Specific reserve	12,378	16,679	12,137	13,231	11,300
Consumer related reserve	18,541	19,170	17,232	19,228	14,296
Total allowance for loan losses	$118,031	$123,685	$121,802	$124,204	$121,182

Although management believes that adequate loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (dollars in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$52,527	$33,935	$40,949	$41,315	$42,187
States and political subdivisions	19,312	684,710	719,761	725,019	668,966
Mortgage-backed securities	744,722	701,201	842,605	993,328	1,075,962
Corporate bonds	263,021	215,256	197,675	96,674	16,626
Equity securities	10,541	10,570	11,179	11,835	11,231
Total fair value	$1,090,123	$1,645,672	$1,812,169	$1,868,171	$1,814,972

Amortized cost
Government sponsored agencies and enterprises	$50,678	$32,050	$38,478	$38,605	$39,233
States and political subdivisions	19,461	669,791	680,978	679,991	620,489
Mortgage-backed securities	736,070	690,681	827,384	981,513	1,060,665
Corporate bonds	265,293	219,362	197,162	97,014	16,617
Equity securities	10,574	10,560	10,820	11,398	10,644
Total amortized cost	$1,082,076	$1,622,444	$1,754,822	$1,808,521	$1,747,648

Unrealized gain
Government sponsored agencies and enterprises	$1,849	$1,885	$2,471	$2,710	$2,954
States and political subdivisions	(149)	14,919	38,783	45,028	48,477
Mortgage-backed securities	8,652	10,520	15,221	11,815	15,297
Corporate bonds	(2,272)	(4,106)	513	(340)	9
Equity securities	(33)	10	359	437	587
Total unrealized gain	$8,047	$23,228	$57,347	$59,650	$67,324

Securities held to maturity, at cost:
States and political subdivisions	$941,273	$282,655	$262,310	$237,563	$238,211
Mortgage-backed securities	252,271	253,779	255,475	255,858	257,640
Total amortized cost	$1,193,544	$536,434	$517,785	$493,421	$495,851

Securities of states and political subdivisions with an approximate fair value of $660 million were transferred from available for sale to held to maturity during the quarter, which is the new cost basis.

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	9/30/2013		6/30/2013		3/31/2013		12/31/2012		9/30/2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,269,367	31%	$2,230,384	30%	$2,067,310	28%	$2,164,547	29%	$2,011,542	27%
Money market and NOW accounts	2,680,127	37%	2,718,989	37%	2,778,916	37%	2,747,273	36%	2,682,608	36%
Savings accounts	843,671	12%	845,742	11%	833,251	11%	811,333	11%	797,741	10%
Total low cost deposits	5,793,165	80%	5,795,115	78%	5,679,477	76%	5,723,153	76%	5,491,891	73%
Certificates of deposit:
Certificates of deposit	1,266,989	17%	1,357,777	18%	1,478,039	20%	1,525,366	20%	1,632,370	22%
Brokered deposit accounts	238,532	3%	292,504	4%	294,390	4%	294,178	4%	355,086	5%
Total certificates of deposit	1,505,521	20%	1,650,281	22%	1,772,429	24%	1,819,544	24%	1,987,456	27%

Total deposits	$7,298,686	100%	$7,445,396	100%	$7,451,906	100%	$7,542,697	100%	$7,479,347	100%

Our deposit mix improved over the past twelve months as low cost deposits now comprise 80% of total deposits at September 30, 2013 compared to 73% at September 30, 2012, driven by increases in noninterest bearing deposits.

CAPITAL

Tangible book value per common share increased to $15.83 at September 30, 2013 compared to $15.64 a year ago primarily due to retained net income. Our regulatory capital ratios remain strong. MB Financial Bank, N.A. was categorized as “well capitalized” at September 30, 2013 under the Prompt Corrective Action (“PCA”) provisions.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the pending Taylor Capital merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to, customer and employee retention, might be greater than expected; (2) the possibility that the requisite stockholder and regulatory approvals for the pending Taylor Capital merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses; (4) results of examinations by the Office of Comptroller of Currency, the Board of Governors of the Federal Reserve System and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

ADDITIONAL INFORMATION

In connection with the proposed merger between MB Financial and Taylor Capital, MB Financial has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”). The registration statement includes a preliminary joint proxy statement of MB Financial and Taylor Capital that also constitutes a preliminary prospectus of MB Financial, which, when finalized, will be sent to the stockholders of MB Financial and Taylor Capital. Stockholders are advised to read the preliminary joint proxy statement/prospectus regarding the proposed merger, the definitive joint proxy statement/prospectus (when it becomes available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain, or will contain, as the case may be, important information about MB Financial, Taylor Capital and the proposed transaction. Copies of all documents relating to the merger filed by MB Financial and Taylor Capital can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing MB Financial’s website at www.mbfinancial.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing Taylor Capital’s website at www.taylorcapitalgroup.com under the tab “SEC Filings” and then under “Documents.” Alternatively, these documents can be obtained free of charge from MB Financial upon written request to MB Financial, Inc., Secretary, 6111 North River Road, Rosemont, Illinois 60018 or by calling (847) 653-1992, or from Taylor Capital, upon written request to Taylor Capital Group, Inc., Investor Relations, 9550 West Higgins Road, Rosemont, Illinois 60018 or by calling (847) 653-7978.

MB Financial, Taylor Capital and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of MB Financial relating to its 2013 Annual Meeting of Stockholders filed with the SEC by MB Financial on April 12, 2013 and the definitive proxy statement of Taylor Capital relating to its 2013 Annual Meeting of Stockholders filed with the SEC on April 24, 2013. These definitive proxy statements can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants can be found in the joint proxy statement/prospectus regarding the proposed transaction, copies of which may also be obtained free of charge from the sources indicated above.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Dollars in thousands)

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
ASSETS
Cash and due from banks	$215,017	$152,302	$131,146	$176,010	$129,326
Interest earning deposits with banks	41,700	280,618	108,885	111,533	327,301
Total cash and cash equivalents	256,717	432,920	240,031	287,543	456,627
Federal funds sold	47,500	7,500	—	—	—
Investment securities:
Securities available for sale, at fair value	1,090,123	1,645,672	1,812,169	1,868,171	1,814,972
Securities held to maturity, at amortized cost	1,193,544	536,434	517,785	493,421	495,851
Non-marketable securities - FHLB and FRB Stock	50,870	50,870	52,434	55,385	57,653
Total investment securities	2,334,537	2,232,976	2,382,388	2,416,977	2,368,476
Loans held for sale	1,120	2,528	3,030	7,492	7,221
Loans:
Total loans, excluding covered loans	5,313,235	5,359,631	5,306,879	5,317,080	5,128,683
Covered loans	273,497	308,556	400,789	449,850	496,162
Total loans	5,586,732	5,668,187	5,707,668	5,766,930	5,624,845
Less: Allowance for loan losses	118,031	123,685	121,802	124,204	121,182
Net loans	5,468,701	5,544,502	5,585,866	5,642,726	5,503,663
Lease investments, net	112,491	113,958	117,744	129,823	113,180
Premises and equipment, net	220,574	219,783	219,662	221,533	214,301
Cash surrender value of life insurance	129,332	130,565	129,723	128,879	127,985
Goodwill	423,369	423,369	423,369	423,369	387,069
Other intangibles	24,917	26,430	27,968	29,512	25,735
Other real estate owned, net	31,356	32,993	31,462	36,977	42,427
Other real estate owned related to FDIC transactions	24,792	19,014	20,011	22,478	32,607
FDIC indemnification asset	11,074	16,337	29,197	39,345	36,311
Other assets	171,138	166,784	175,379	185,151	147,943
Total assets	$9,257,618	$9,369,659	$9,385,830	$9,571,805	$9,463,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$2,269,367	$2,230,384	$2,067,310	$2,164,547	$2,011,542
Interest bearing	5,029,319	5,215,012	5,384,596	5,378,150	5,467,805
Total deposits	7,298,686	7,445,396	7,451,906	7,542,697	7,479,347
Short-term borrowings	240,600	230,547	224,379	220,602	289,613
Long-term borrowings	62,428	62,786	64,019	116,050	118,798
Junior subordinated notes issued to capital trusts	152,065	152,065	152,065	152,065	152,065
Accrued expenses and other liabilities	194,371	182,784	198,658	264,621	162,892
Total liabilities	7,948,150	8,073,578	8,091,027	8,296,035	8,202,715
Stockholders' Equity
Common stock	551	550	550	550	550
Additional paid-in capital	736,294	736,281	734,057	732,771	731,679
Retained earnings	564,779	547,116	527,332	507,933	489,426
Accumulated other comprehensive income	9,918	14,231	34,928	36,326	40,985
Treasury stock	(3,525)	(3,558)	(3,529)	(3,293)	(3,304)
Controlling interest stockholders' equity	1,308,017	1,294,620	1,293,338	1,274,287	1,259,336
Noncontrolling interest	1,451	1,461	1,465	1,483	1,494
Total stockholders' equity	1,309,468	1,296,081	1,294,803	1,275,770	1,260,830
Total liabilities and stockholders' equity	$9,257,618	$9,369,659	$9,385,830	$9,571,805	$9,463,545

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Interest income:
Loans	$60,115	$59,581	$60,793	$63,328	$67,482	$180,489	$208,380
Investment securities:
Taxable	6,330	6,280	6,140	6,371	7,287	18,749	27,053
Nontaxable	8,175	8,163	8,060	7,687	7,582	24,399	21,624
Federal funds sold	7	2	—	—	—	9	—
Other interest earning accounts	193	92	135	228	312	420	639
Total interest income	74,820	74,118	75,128	77,614	82,663	224,066	257,696
Interest expense:
Deposits	4,433	5,132	5,709	6,066	7,374	15,274	24,192
Short-term borrowings	112	116	167	294	342	395	910
Long-term borrowings and junior subordinated notes	1,367	1,390	1,567	1,738	2,872	4,324	9,322
Total interest expense	5,912	6,638	7,443	8,098	10,588	19,993	34,424
Net interest income	68,908	67,480	67,685	69,516	72,075	204,073	223,272
Provision for credit losses	(3,304)	500	—	1,000	(13,000)	(2,804)	(9,900)
Net interest income after provision for credit losses	72,212	66,980	67,685	68,516	85,075	206,877	233,172
Non-interest income:
Capital markets and international banking service fees	972	939	808	2,386	1,400	2,719	2,700
Commercial deposit and treasury management fees	6,327	6,029	5,966	6,095	5,860	18,322	17,541
Lease financing, net	14,070	15,102	16,263	12,419	9,671	45,435	23,963
Trust and asset management fees	4,799	4,874	4,494	4,623	4,428	14,167	13,367
Card fees	2,745	2,735	2,695	2,505	2,388	8,175	6,863
Loan service fees	1,427	1,911	1,011	2,436	1,075	4,349	3,409
Consumer and other deposit service fees	3,648	3,593	3,246	3,655	3,786	10,487	10,773
Brokerage fees	1,289	1,234	1,157	1,088	1,185	3,680	3,704
Net gain (loss) on securities available for sale	1	14	(1)	311	281	14	244
Increase in cash surrender value of life insurance	851	842	844	893	890	2,537	2,677
Net loss on sale of other assets	—	—	—	(905)	(12)	—	(37)
Accretion of FDIC indemnification asset	64	100	143	154	204	307	901
Net gain (loss) recognized on other real estate owned	(791)	2,015	(330)	(1,626)	(3,938)	894	(15,968)
Net gain on sale of loans	177	506	639	822	575	1,322	1,503
Other operating income	1,337	1,060	1,438	1,429	760	3,835	3,674
Total non-interest income	36,916	40,954	38,373	36,285	28,553	116,243	75,314
Non-interest expense:
Salaries and employee benefits	44,918	43,909	43,514	43,038	42,083	132,341	122,658
Occupancy and equipment expense	8,797	9,408	9,404	8,774	8,274	27,609	27,032
Computer services and telecommunication expense	4,870	4,617	3,887	4,160	3,777	13,374	11,339
Advertising and marketing expense	1,917	2,167	2,103	2,335	1,936	6,187	5,848
Professional and legal expense	3,102	1,353	1,295	1,640	1,554	5,750	4,470
Other intangible amortization expense	1,513	1,538	1,544	1,251	1,251	4,595	3,759
Branch impairment charges	—	—	—	1,432	758	—	758
Other real estate expense, net	240	193	139	449	874	572	2,541
Prepayment fees on interest bearing liabilities	—	—	—	—	12,682	—	12,682
Other operating expenses	10,117	9,083	9,213	8,027	7,976	28,413	24,243
Total non-interest expense	75,474	72,268	71,099	71,106	81,165	218,841	215,330
Income before income taxes	33,654	35,666	34,959	33,695	32,463	104,279	93,156
Income tax expense	9,254	10,373	10,053	9,683	9,330	29,680	26,794
Net income	24,400	25,293	24,906	24,012	23,133	74,599	66,362
Dividends and discount accretion on preferred shares	—	—	—	—	—	—	3,269
Net income available to common stockholders	$24,400	$25,293	$24,906	$24,012	$23,133	$74,599	$63,093

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Common share data:
Basic earnings per common share	$0.45	$0.46	$0.46	$0.44	$0.43	$1.37	$1.16
Diluted earnings per common share	0.44	0.46	0.46	0.44	0.42	1.36	1.16
Weighted average common shares outstanding for basic earnings per common share	54,565,089	54,436,043	54,411,806	54,401,504	54,346,827	54,471,541	54,226,241
Weighted average common shares outstanding for diluted earnings per common share	55,130,653	54,868,075	54,736,644	54,597,737	54,556,517	54,912,352	54,472,617

Selected Financial Data:
						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Performance Ratios:
Annualized return on average assets	1.05%	1.09%	1.07%	1.01%	0.97%	1.07%	0.93%
Annualized return on average equity	7.46	7.82	7.89	7.55	7.38	7.72	6.87
Annualized cash return on average tangible equity(1)	11.74	12.31	12.53	11.47	11.29	12.19	10.66
Net interest rate spread	3.52	3.46	3.44	3.41	3.48	3.48	3.60
Cost of funds(2)	0.30	0.34	0.38	0.40	0.52	0.34	0.56
Efficiency ratio(3)	65.11	64.26	63.10	61.16	61.43	64.16	60.94
Annualized net non-interest expense to average assets(4)	1.52	1.42	1.37	1.29	1.46	1.44	1.53
Core non-interest income to revenues (5)	33.51	35.01	34.56	34.18	29.49	34.36	27.81
Net interest margin	3.37	3.33	3.32	3.31	3.42	3.34	3.55
Tax equivalent effect	0.29	0.28	0.27	0.26	0.25	0.28	0.24
Net interest margin - fully tax equivalent basis(6)	3.66	3.61	3.59	3.57	3.67	3.62	3.79
Asset Quality Ratios:
Non-performing loans(7) to total loans	1.83%	2.03%	2.00%	2.03%	1.87%	1.83%	1.87%
Non-performing assets(7) to total assets	1.45	1.59	1.56	1.62	1.56	1.45	1.56
Allowance for loan losses to non-performing loans(7)	115.21	107.32	106.88	106.17	115.10	115.21	115.10
Allowance for loan losses to total loans	2.11	2.18	2.13	2.15	2.15	2.11	2.15
Net loan charge-offs (recoveries) to average loans (annualized)	0.18	(0.02)	0.25	(0.17)	(0.64)	0.14	0.03
Capital Ratios:
Tangible equity to tangible assets(8)	9.87%	9.58%	9.54%	9.13%	9.46%	9.87%	9.46%
Tangible common equity to risk weighted assets(9)	13.40	13.23	13.29	13.07	14.16	13.40	14.16
Book value per common share(10)	$23.82	$23.63	$23.63	$23.29	$23.01	$23.82	$23.01
Less: goodwill and other intangible assets, net of benefit, per common share	7.99	8.03	8.06	8.08	7.37	7.99	7.37
Tangible book value per common share(11)	$15.83	$15.60	$15.57	$15.21	$15.64	$15.83	$15.64

Total capital (to risk-weighted assets)	16.70%	16.48%	16.22%	16.62%	17.91%	16.70%	17.91%
Tier 1 capital (to risk-weighted assets)	15.44	15.22	14.96	14.73	15.83	15.44	15.83
Tier 1 capital (to average assets)	11.39	11.19	10.74	10.50	10.60	11.39	10.60
Tier 1 common capital (to risk-weighted assets)	13.17	12.94	12.66	12.42	13.39	13.17	13.39

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible equity (average equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(3)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.

(10)	Equals total ending stockholders’ equity divided by common shares outstanding.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net losses on sale of other assets, net gains (losses) on other real estate owned, and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, prepayment fees on interest bearing liabilities, impairment charges, merger related expenses and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net losses on sale of other assets, net gains and losses on other real estate owned and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, impairment changes, merger related expenses and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes. The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Third Quarter Results.”

The following table presents a reconciliation of tangible equity to equity (dollars in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Stockholders' equity - as reported	$1,309,468	$1,296,081	$1,294,803	$1,275,770	$1,260,830
Less: goodwill	423,369	423,369	423,369	423,369	387,069
Less: other intangible assets, net of tax benefit	16,196	17,180	18,179	19,183	16,728
Tangible equity	$869,903	$855,532	$853,255	$833,218	$857,033

The following table presents a reconciliation of tangible assets to total assets (dollars in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Total assets - as reported	$9,257,618	$9,369,659	$9,385,830	$9,571,805	$9,463,545
Less: goodwill	423,369	423,369	423,369	423,369	387,069
Less: other intangible assets, net of tax benefit	16,196	17,180	18,179	19,183	16,728
Tangible assets	$8,818,053	$8,929,110	$8,944,282	$9,129,253	$9,059,748

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Average common stockholders' equity - as reported	$1,297,498	$1,297,364	$1,280,921	$1,264,772	$1,247,846	$1,291,988	$1,226,046
Less: average goodwill	423,369	423,369	423,369	387,464	387,069	423,369	387,069
Less: average other intangible assets, net of tax benefit	16,620	17,605	18,611	16,238	17,018	17,605	17,878
Average tangible common equity	$857,509	$856,390	$838,941	$861,070	$843,759	$851,014	$821,099

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Net income available to common stockholders - as reported	$24,400	$25,293	$24,906	$24,012	$23,133	$74,599	$63,093
Add: other intangible amortization expense, net of tax benefit	983	1,000	1,004	813	813	2,987	2,443
Net cash flow available to common stockholders	$25,383	$26,293	$25,910	$24,825	$23,946	$77,586	$65,536

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (dollars in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Tier 1 capital - as reported	$1,002,904	$983,997	$960,803	$939,087	$958,123
Less: qualifying trust preferred securities	147,500	147,500	147,500	147,500	147,500
Tier 1 common capital	$855,404	$836,497	$813,303	$791,587	$810,623

Efficiency Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Non-interest expense	$75,474	$72,268	$71,099	$71,106	$81,165	$218,841	$215,330
Less merger related expenses	1,759	—	—	—	—	1,759	—
Less prepayment fees on interest bearing liabilities	—	—	—	—	12,682	—	12,682
Less impairment charges	—	—	—	1,432	758	—	758
Less increase in market value of assets held in trust for deferred compensation	459	21	483	104	355	963	707
Non-interest expense - as adjusted	$73,256	$72,247	$70,616	$69,570	$67,370	$216,119	$201,183

Net interest income	$68,908	$67,480	$67,685	$69,516	$72,075	$204,073	$223,272
Tax equivalent adjustment	5,905	5,594	5,555	5,360	5,256	17,054	15,069
Net interest income on a fully tax equivalent basis	74,813	73,074	73,240	74,876	77,331	221,127	238,341
Plus non-interest income	36,916	40,954	38,373	36,285	28,553	116,243	75,314
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	458	454	454	481	479	1,366	1,441
Less net gain (loss) on other real estate owned	(791)	2,015	(330)	(1,626)	(3,938)	894	(15,968)
Less net (loss) gain on investment securities	1	14	(1)	311	281	14	244
Less net loss on sale of other assets	—	—	—	(905)	(12)	—	(37)
Less increase (decrease) in market value of assets held in trust for deferred compensation	459	21	483	104	355	963	707
Net interest income plus non-interest income - as adjusted	$112,518	$112,432	$111,915	$113,758	$109,677	$336,865	$330,150

Efficiency ratio	65.11%	64.26%	63.10%	61.16%	61.43%	64.16%	60.94%
Efficiency ratio (without adjustments)	71.32%	66.65%	67.04%	67.21%	80.66%	68.32%	72.12%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Non-interest expense	$75,474	$72,268	$71,099	$71,106	$81,165	$218,841	$215,330
Less merger related expenses	1,759	—	—	—	—	1,759	—
Less prepayment fees on interest bearing liabilities	—	—	—	—	12,682	—	12,682
Less impairment charges	—	—	—	1,432	758	—	758
Less increase in market value of assets held in trust for deferred compensation	459	21	483	104	355	963	707
Non-interest expense - as adjusted	73,256	72,247	70,616	69,570	67,370	216,119	201,183

Non-interest income	36,916	40,954	38,373	36,285	28,553	116,243	75,314
Less net gain (loss) on other real estate owned	(791)	2,015	(330)	(1,626)	(3,938)	894	(15,968)
Less net gain (loss) on investment securities	1	14	(1)	311	281	14	244
Less net loss on sale of other assets	—	—	—	(905)	(12)	—	(37)
Less increase (decrease) in market value of assets held in trust for deferred compensation	459	21	483	104	355	963	707
Non-interest income - as adjusted	37,247	38,904	38,221	38,401	31,867	114,372	90,368
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	458	454	454	481	479	1,366	1,441
Net non-interest expense	$35,551	$32,889	$31,941	$30,688	$35,024	$100,381	$109,374

Average assets	$9,261,291	$9,289,382	$9,449,588	$9,461,895	$9,516,159	$9,332,730	$9,576,892

Annualized net non-interest expense to average assets	1.52%	1.42%	1.37%	1.29%	1.46%	1.44%	1.53%

Annualized net non-interest expense to average assets (without adjustments)	1.65%	1.35%	1.40%	1.46%	2.20%	1.47%	1.95%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
Non-interest income	$36,916	$40,954	$38,373	$36,285	$28,553	$116,243	$75,314
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	458	454	454	481	479	1,366	1,441
Less net gain (loss) on other real estate owned	(791)	2,015	(330)	(1,626)	(3,938)	894	(15,968)
Less net gain (loss) on investment securities	1	14	(1)	311	281	14	244
Less net loss on sale of other assets	—	—	—	(905)	(12)	—	(37)
Less increase (decrease) in market value of assets held in trust for deferred compensation	459	21	483	104	355	963	707
Non-interest income - as adjusted	$37,705	$39,358	$38,675	$38,882	$32,346	$115,738	$91,809

Net interest income	$68,908	$67,480	$67,685	$69,516	$72,075	$204,073	$223,272
Tax equivalent adjustment	5,905	5,594	5,555	5,360	5,256	17,054	15,069
Net interest income on a fully tax equivalent basis	74,813	73,074	73,240	74,876	77,331	221,127	238,341
Plus non-interest income	36,916	40,954	38,373	36,285	28,553	116,243	75,314
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	458	454	454	481	479	1,366	1,441
Less net gain (loss) on other real estate owned	(791)	2,015	(330)	(1,626)	(3,938)	894	(15,968)
Less net gain (loss) on investment securities	1	14	(1)	311	281	14	244
Less net loss on sale of other assets	—	—	—	(905)	(12)	—	(37)
Less increase (decrease) in market value of assets held in trust for deferred compensation	459	21	483	104	355	963	707
Total revenue - as adjusted and on a fully tax equivalent basis	$112,518	$112,432	$111,915	$113,758	$109,677	$336,865	$330,150

Total revenue - unadjusted	$105,824	$108,434	$106,058	$105,801	$100,628	$320,316	$298,586

Core non-interest income to revenues ratio	33.51%	35.01%	34.56%	34.18%	29.49%	34.36%	27.81%

Core non-interest income to revenues ratio (without adjustments)	34.88%	37.77%	36.18%	34.30%	28.37%	36.29%	25.22%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	3Q13			3Q12			2Q13
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,166,887	$12,263	4.11%	$1,071,538	12,640	4.62%	$1,206,740	$12,613	4.18%
Commercial loans collateralized by assignment of lease payments	1,429,169	13,726	3.84	1,193,462	13,119	4.40	1,340,854	12,987	3.87
Real estate commercial	1,654,311	19,995	4.73	1,778,414	22,836	5.02	1,718,979	19,736	4.54
Real estate construction	128,115	1,324	4.04	154,622	1,618	4.09	133,705	1,270	3.76
Total commercial related credits	4,378,482	47,308	4.23	4,198,036	50,213	4.68	4,400,278	46,606	4.19
Other loans
Real estate residential	307,555	2,961	3.85	310,374	3,425	4.41	306,978	3,042	3.96
Home equity	277,122	2,993	4.28	317,854	3,488	4.37	286,640	3,076	4.30
Indirect	250,003	3,365	5.34	202,583	2,984	5.86	231,577	3,176	5.50
Consumer loans	61,950	599	3.84	69,563	578	3.31	70,603	624	3.54
Total other loans	896,630	9,918	4.39	900,374	10,475	4.63	895,798	9,918	4.44
Total loans, excluding covered loans	5,275,112	57,226	4.30	5,098,410	60,688	4.74	5,296,076	56,524	4.28
Covered loans	281,896	4,391	6.18	536,697	7,967	5.91	335,148	4,255	5.09
Total loans	5,557,008	61,617	4.40	5,635,107	68,655	4.85	5,631,224	60,779	4.33
Taxable investment securities	1,292,366	6,330	1.96	1,418,549	7,287	2.05	1,377,368	6,280	1.82
Investment securities exempt from federal income taxes (3)	946,396	12,577	5.32	843,908	11,665	5.53	933,442	12,559	5.38
Federal funds sold	6,793	7	0.40	—	—	—	2,879	2	0.27
Other interest earning deposits	316,210	193	0.24	483,622	312	0.26	183,010	92	0.20
Total interest earning assets	$8,118,773	$80,724	3.94	$8,381,186	$87,919	4.17	$8,127,923	$79,712	3.93
Non-interest earning assets	1,142,518			1,134,973			1,161,459
Total assets	$9,261,291			$9,516,159			$9,289,382
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,695,479	$862	0.13%	$2,601,181	$1,026	0.16%	$2,675,189	$833	0.12%
Savings accounts	844,647	137	0.06	796,229	181	0.09	840,154	136	0.06
Certificates of deposit	1,309,539	1,443	0.44	1,676,047	2,826	0.70	1,406,693	1,893	0.55
Customer repurchase agreements	205,946	113	0.22	211,966	149	0.28	187,496	101	0.22
Total core funding	5,055,611	2,555	0.20	5,285,423	4,182	0.31	5,109,532	2,963	0.23
Wholesale funding:
Brokered accounts (includes fee expense)	263,448	1,989	3.00	429,342	3,341	3.10	294,277	2,271	3.10
Other borrowings	215,041	1,367	2.49	392,871	3,065	3.05	216,372	1,404	2.57
Total wholesale funding	478,489	3,356	2.47	822,213	6,406	2.73	510,649	3,675	2.55
Total interest bearing liabilities	$5,534,100	$5,911	0.42	$6,107,636	$10,588	0.69	$5,620,181	$6,638	0.47
Non-interest bearing deposits	2,258,357			2,020,762			2,179,284
Other non-interest bearing liabilities	171,336			139,915			192,553
Stockholders' equity	1,297,498			1,247,846			1,297,364
Total liabilities and stockholders' equity	$9,261,291			$9,516,159			$9,289,382
Net interest income/interest rate spread (4)		$74,813	3.52%		$77,331	3.48%		$73,074	3.46%
Taxable equivalent adjustment		5,905			5,256			5,594
Net interest income, as reported		$68,908			$72,075			$67,480
Net interest margin (5)			3.37%			3.42%			3.33%
Tax equivalent effect			0.29%			0.25%			0.28%
Net interest margin on a fully tax equivalent basis (5)			3.66%			3.67%			3.61%

(1)	Non-accrual loans are included in average loans.

(2)
Interest income includes amortization of deferred loan origination fees of $839 thousand, $749 thousand, and $817 thousand for the three months ended September 30, 2013, September 30, 2012, and June 30, 2013, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Nine Months Ended September 30,
	2013			2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,193,034	$37,436	4.14%	$1,068,339	38,340	4.72%
Commercial loans collateralized by assignment of lease payments	1,357,417	39,512	3.88	1,182,512	40,222	4.54
Real estate commercial	1,702,494	60,475	4.68	1,829,232	70,582	5.07
Real estate construction	125,184	3,714	3.91	146,642	4,562	4.09
Total commercial related credits	4,378,129	141,137	4.25	4,226,725	153,706	4.78
Other loans
Real estate residential	309,075	9,288	4.01	311,318	10,616	4.55
Home equity	287,198	9,259	4.31	325,120	10,732	4.41
Indirect	231,383	9,563	5.53	194,064	8,865	6.10
Consumer loans	67,608	1,830	3.62	69,666	1,658	3.18
Total other loans	895,264	29,940	4.47	900,168	31,871	4.73
Total loans, excluding covered loans	5,273,393	171,077	4.34	5,126,893	185,577	4.84
Covered loans	346,721	13,328	5.14	591,086	26,228	5.93
Total loans	5,620,114	184,405	4.39	5,717,979	211,805	4.95
Taxable investment securities	1,383,975	18,749	1.81	1,554,243	27,053	2.32
Investment securities exempt from federal income taxes (3)	930,653	37,537	5.38	798,660	33,268	5.55
Federal funds sold	3,249	9	0.37	—	—	—
Other interest earning deposits	232,529	420	0.24	329,252	639	0.26
Total interest earning assets	$8,170,520	$241,120	3.95	$8,400,134	$272,765	4.34
Non-interest earning assets	1,162,210			1,176,758
Total assets	$9,332,730			$9,576,892
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,702,567	$2,622	0.13%	$2,619,297	$3,278	0.17%
Savings accounts	835,754	409	0.07	784,706	642	0.11
Certificates of deposit	1,408,866	5,734	0.56	1,777,611	9,970	0.78
Customer repurchase agreements	191,789	312	0.22	203,289	409	0.27
Total core funding	5,138,976	9,077	0.23	5,384,903	14,299	0.35
Wholesale funding:
Brokered accounts (includes fee expense)	283,894	6,509	3.07	441,943	10,302	3.11
Other borrowings	230,021	4,407	2.53	415,565	9,823	3.11
Total wholesale funding	513,915	10,916	2.51	857,508	20,125	2.75
Total interest bearing liabilities	$5,652,891	$19,993	0.47	$6,242,411	$34,424	0.74
Non-interest bearing deposits	2,194,648			1,924,656
Other non-interest bearing liabilities	193,203			131,890
Stockholders' equity	1,291,988			1,277,935
Total liabilities and stockholders' equity	$9,332,730			$9,576,892
Net interest income/interest rate spread (4)		$221,127	3.48%		$238,341	3.60%
Taxable equivalent adjustment		17,054			15,069
Net interest income, as reported		$204,073			$223,272
Net interest margin (5)			3.34%			3.55%
Tax equivalent effect			0.28%			0.24%
Net interest margin on a fully tax equivalent basis (5)			3.62%			3.79%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees of $2.6 million and $2.5 million for the nine months ended September 30, 2013 and 2012, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.